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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


COMMISSION FILE NO. 0-18866                    DATE OF REPORT: JULY 20, 1999
                                               (Date of earliest reported event)


                       FIRST NATIONAL ENTERTAINMENT CORP.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)


          COLORADO                                          93-1004651
-------------------------------                             -------------------
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


           477 E. BUTTERFIELD ROAD, SUITE 410, LOMBARD, ILLINOIS 60148
           -----------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (630) 971-9924
                                 --------------
                         (REGISTRANT'S TELEPHONE NUMBER)







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Item 5 - Other Events

Equator Entertainment, a wholly owned subsidiary has begun production and marketing activities for a new animated television series targeted for teen and adult audiences. This new series blends comedy and humorous melodrama with spice
- of - life entertainment parody. The thirteen, half hour series is entitled GOOMER! and it follows the outrageously funny misadventure of an intergalactic truck driver who become stranded on a bizarre alien planet.

Equator is responsible for the series development and the "blueprint" elements of the series production. Equator is a 20% investor and profit participant in the project. Equator will be the TV distribution and merchandise licensing Company for the series in all English speaking territories and will receive a fee for its work in addition to its profit participation.

The GOOMER! series, which originated as a newspaper comic strip, is being co-produced with Filmax / Costelao, a major European TV and theatrical distribution and production company. The series is targeted for a television broadcast premier in early 2000 with an introductory TV special being targeted for broadcast in late 1999.







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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  First National Entertainment Corp.
                                  ----------------------------------
                                  Registrant


July 20, 1999                     /s/ Charles E. Nootens
-------------                     ---------------------------
Date                              Signature


                                  Charles E. Nootens
                                  Chairman